Exhibit 10.9(a)

Maritime one building

AMENDMENT OF LEASE		UNITED STATES OF AMERICA

LESSORS:	ELISE C. ROSENTHAL,
ROBERT M. ROSENTHAL,
RUTH ROSENTHAL SILBE
	ISIDORE COHN, JR., M.D.,	STATE OF LOUISIANA
IAN COHN, LAUREN COHN
FOUROS and MARIANNE
W. COHN

LESSEE:	JAZZ ENTERPRISES, INC.	PARISH OF EAST BATON ROUGE
     This Amendment of Lease, effective September 1, 1993, is by and among:
ELISE C. ROSENTHAL, ROBERT M. ROSENTHAL, RUTH ROSENTHAL BELLBE, ISIDORE COHN, JR., M.D., IAN COHN, LAUREN COHN FOUROS and MARIANNE W. COHN (hereinafter called “LESSORS”) ; and
JAZZ ENTERPRISES, INC., a Louisiana corporation, domioiled in the parish of East baton Rouge herein represented by its duly authorized and empowered vice President, Mark A, Bradley, hereunto duly authorized by resolution adopted by the Board of Directors of such corporation, a certified copy of which is attached hereto and made a part hereof (hereinafter called “LESSEE”).
     WHEREAS , Cohn-cottlieb realty Company, Inc., a Louisiana corporation, the predecessor of the LESSORS set forth above, entered, into a Lease, dated April 26, 1982, between Cohn-Gottlieb Realty Company, Inc. as Lessor, and Catfish Town Prosperties, a Louisiana Partnership in Commendam, as Lessee, affecting Lots 1 and 2, Square 4-S, Beauregard Town, Parish of East Baton Rouge, Louisiana and all improvements located thereon, which said Lease was recorded on April 28, 1982 as Original 35, Bundle 9493 with the Cleark of Court and Ex-Officio Register of Conveyances of the Parish; and
     WHEREAS, the present owners of the leased premises and the assignees of the original lessor are Elise C. Rosenthal, Robert M. Rosenthal, Ruth Rosenthal Bilbe, Isidore Cohn, Jr., M.D., Ian Cohn, Lauren Cohn Fouros and Marianne W. Cohn, who acquired such premises and rights under the Lease by that certain Conveyance of Property in Final Liquidation of Cohn-Gottlieb Realty Company, Inc., passed on May 16, 1982, before Moise W. Dennery, Notary public in Louisana; and
     WHERAS, Jazz Enterprises, Inc. Became the tenant under the Lease by virtue of an Assignment of Leases, dated as of September 8th, 1993 and
WHEREAS, LESSOR and LESSEE have agreed to modify the terms of the Lease as provided herein.
NOW, THEREFORE, the parties hereto hereby enter into this Amendment of Lease to modify in part the terms and conditions of the Lease, as follows:
     1. Paragraphs 5 (a) and 5(b) of the Lease be and are hereby amended in their entirety as follows:
“5. (a) Leassee shall beginning on September 1, 1993 and until August 1, 1998, pay to the Lessor or Lessor’s agent at Rosenthal & Associates, 500 Laurel Street, Baton Rouge, Louisiana, or at such other place as Lessor may, from time to time, in writing designata, the base annual rental of $61, 892.86, cash, per year, payable in advance in equal monthly installments of $5, 157.74 each, commencing on September 1, 1993 and on the first day of each month thereafter to and including July 1, 19981.”
“5. (b) There shall be a reevaluation and increase of the basic annual rent due hereunder as of August 1 of each 5th year following August, 1, 1993 (“Base date”). The first amended reavalution and increase of the basic annual rental due hereunder shall be as of August 1, 1998 five years after the base Date and threrafter a reevaluation and increases shall be as of August 1 of each fifth year thereafter, all as set forth on Exhibit c attached hereto. This reevaluation and increase shall be based on the Consumer price Index (“CPI”), which is the average of “all terms” shown on the “U.S. City averaghe for urban wage earners and clarical workers (including single workers) all items, group , subgoups, and special groups of items” as promulgated by the Bureau of the Labor statistics of the United States Department of Labor. For the period from August 1, 1998 until August 1, 2003 and for each five-year period therafter, LEASSEE shall pay LESSOR, in additionto the basic annual rent for the preceding five-year period, an amount equal to the basic annual rent for the preceding five-year period multiplied by the parcentage of increase by which the CPI for the month of May immediately preceding the beginning of each fifth calander year exceeds the CPI for the month of May immediately preceding the commencement date of the preceding five-year period (the “Additional Rent for the Subject five-year Period”), provided that in no event shall the adjusted basic annual rent for a new five-year period exceed 125% of the basic annual rent for the preceding five-year period. Accordingly, from and after August 1, 1998, the basic annual rent due for each five-year period shall be the sum of the basic annual rent for the prceding five-year period plus the Additional Rent for the Subject five-year peiod. If the May CPI is not available as of the beginning of any five-year period, LESSEE shall in good faith estimate the CPI and pay rental based on that estimate until the CPI is available, at wich time the rental for the remainder of that five-year period shall be permanently adjusted and any differences in amounts paid based of the estimated CPI shall be promptly paid by LESSEE or refunded by LESSOR. No change in the CPI shall reduce the basic annual rent for a new five-year period below the basic annual rent for the preceding

For purpose of applying the provisions of paragraph 5(a) above, the period September 1, 1993 to August 1, 1998 shall be considered a five-year period.

five-year period. In the event that the Bureau of Labor Statistics shall change the base period (now 1982-84) and commence a new series of index numbers after this Lease commence, then the new index number may be used provided the index number for the month prior to the commencement date of this Lease is adjusted to reflect its true relationship with the index numbers under the new base period. For example, if the Bureau of Labor Statistics would have determined to change the base year and commance a new series of index numbers starting at 100 when the consumer price index under the 1982-84 base year reaches 300, then the true relationship between the old index numbers and the new index numbers would be that the old series must be divided by three (3) in order to be used in the same computaion with the new index numbers.
In the event that the CPI (or successor of substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the CPI shall be used in lieu of such CPI.”
     2. Paragraph 27 of the Lease be and is hereby amended to the affect that :
“a —	Any demand or notice which is required to be given LESSEE under this paragraph 27, must also be given to the guarantor of this Lease, as amended, and to any mortgagee of LESSEE’S interests under the Leases, as amended, and the guarantor as well as any such mortgagee shall also have the right to Cure any default hereunder within the same grace period set forth in this paragraph 27. LESSOR acknowledges that as of the date of this Amendment of Leases, Argosy Gaming Company, whose address is 219 Piasa Street, Alton, Illinois 62002-6232 is ghe guarantor of the lease, as amended, Upon receipt of notice from Lease, that it has mortgaged its interests under the Lease, as amended, in which the name and mailing address (with a municipal street number) of the morgagee is set forth, LESSOR shall be bound to give notice or make demand on such mortgagee.

b —	If the guarantor of this Lease, as amended, or a mortgagee of LESSEE’S interests hereunder shall acquire through voluntary conveyance or foreclosure, LESSEE’S rights hereunder, so long as there is no default hereunder, the successor in interest of LESSEE’S rights hereunder shll be recognized by LESSOR as the LESSEE under the Lessee, as amended, for the remainder of the term hereof and any extension thereof, subject to the same provisions and conditions hereof, and as such, the successor in interest shall there upon become entitled to all of the rights and benefits of the LESSEE hereunder, subject of course to the obligations, liabilities, convenients and agreements of the LESSEE. Upon request, LESSOR shall execute an instrument in appropriate recordable form to give affect to the rights of the successor in interest hereunder, provided that the execution of such instrument shall not be a condition to the exercise of the rights the rights of such successor in interest.”
     3.    in all other respects, the provisions of the Leases, as amended hereby, shall remain in full force and effect.
     4.    This amendment of Lease may be executed in two or more counterparts.
     Executed on the dates and places indicated below before the undersigned competant witneesses.

WITNESSES:

Elise C. Rosenthal

Elise C. Rosenthal
Date: September 8, 1993
Anna Maria Febean	Saton Rouge, Louisiana

Robert M. Rosenthal
Date: 7 September 93
Saton Rouge, Louisiana